UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2006

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following information is provided pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Conditions” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Conditions.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 31, 2006, Royal Caribbean Cruises Ltd. issued a press release entitled “Royal Caribbean Reports Third Quarter 2006 Earnings.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Royal Caribbean Reports Third Quarter 2006 Earnings” dated October 31, 2006 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	October 31, 2006	By:	/s/ LUIS E. LEON

			Name:	Luis E. Leon
			Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

Contact: Lynn Martenstein or Greg Johnson

(305) 539-6570 or (305) 539-6153

For Immediate Release

ROYAL CARIBBEAN REPORTS THIRD QUARTER 2006 EARNINGS

MIAMI – October 31, 2006– Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL).

Key Highlights

•

Third quarter 2006 net income of $345.4 million, or $1.63 per share, a 12% improvement over the third quarter 2005 (excluding last year’s one-time gain of $0.19 related to the company’s investment in First Choice Holidays PLC).

•	Third quarter 2006 Net Yield growth of 2.7%.
•	Third quarter 2006 Net Cruise Costs increased 4.5%, mainly due to fuel.
•	For the fourth quarter 2006, the company expects an increase in Net Yields consistent with those seen in the third quarter and earnings per share to be $0.20 to $0.25, including Pullmantur.
•

For the full year 2006, the company continues to expect Net Yields to increase close to the mid-point of our previous range of 3% to 4% and earnings per share to be $2.90 to $2.95, including Pullmantur.

•	As separately announced:
o	Pullmantur acquisition receives regulatory approvals.
o	Luis Leon will be retiring as Chief Financial Officer. Brian Rice, currently Executive Vice President, Revenue Performance, will succeed him.

Royal Caribbean Cruises Ltd. today announced net income for the third quarter of 2006 of $345.4 million, or $1.63 per share, compared to net income of $374.7 million, or $1.64 per share, for the third quarter of 2005. The third quarter of 2005 includes a net gain of $44.2 million, or $0.19 per share, related to the redemption of the company’s investment in First Choice Holidays PLC. Revenues for the third quarter of 2006 increased to $1.6 billion from revenues of $1.5 billion in the third quarter of 2005.

Net Yields increased 2.7% over the third quarter of 2005, consistent with previous guidance of an increase of approximately 3%, driven by strong cruise pricing. Net Cruise Costs, on a per APCD basis, increased 4.5% compared to the third quarter of 2005. Fuel accounted for 3.4 percentage points of the increase in Net Cruise Costs. Our “at-the-pump” fuel price averaged $442 per metric ton this quarter and $385 per metric ton in the third quarter of 2005. Non-fuel costs accounted for the remaining increase of 1.1 percentage points. This figure also includes expenses associated with the cancellation of one Infinity sailing to replace one of the ship’s propulsion pods.

“We are extremely pleased with the performance of our two brands,” said Richard D. Fain, chairman and chief executive officer. “It is particularly gratifying to continue to show such good results despite significantly higher fuel costs.”

Outlook – Fourth Quarter 2006

Although the company traditionally has losses in the fourth quarter, we expect a very good fourth quarter 2006 based on strong yield growth and lower costs. The company expects Net Yields for the fourth quarter of 2006 will show year over year increases consistent with those seen in the third quarter. This continued yield improvement demonstrates the strength of our two brands.

As the company has previously advised, the timing of expenses in 2006 has been more heavily weighted toward the first nine months of the year than in 2005. Accordingly, the company expects that Net Cruise Costs per APCD for the fourth quarter of 2006 will decrease approximately 4% compared to the same quarter in 2005, driven mainly by the timing of drydocking and marketing expenses. Lower fuel costs account for approximately 0.6 percentage points of this decrease. Our current “at-the-pump” fuel price is $388 per metric ton. If fuel prices for the rest of the year remain at today’s level, the company estimates that its fourth quarter 2006 fuel costs (net of hedging and fuel savings initiatives) will decrease approximately $5 million.

As separately announced, the company has received all necessary governmental approvals to our Pullmantur deal and expects to close in mid-November. This acquisition is expected to negatively impact fourth quarter earnings by $0.02 to $0.03 per share. The company is also more confident about the benefits that will accrue to our businesses and now feels comfortable projecting that it will be accretive in 2007. The company is particularly excited about the benefits of swapping ships between

Celebrity and Pullmantur, which gives Pullmantur more capacity while allowing Celebrity to expand its very successful Celebrity Expeditions product.

Based upon the expectations and assumptions contained in this outlook section (including Pullmantur), we expect fourth quarter 2006 earnings per share to be $0.20 to $0.25.

Outlook – Full Year 2006

Back in February 2006, the company provided initial Net Yield guidance for the full year 2006 of an increase of 2% to 4% compared to 2005. We subsequently increased that to 3% to 4% in April. From that guidance, the third quarter results were slightly better than anticipated and the fourth quarter guidance slightly worse. Accordingly, we now expect to come in close to the mid-point of this range.

The company estimates that Net Cruise Costs per APCD for 2006 will increase approximately 6% as compared to the prior year. Higher fuel costs account for approximately 3.9 percentage points of this increase. Our current “at-the-pump” fuel price is $388 per metric ton. If fuel prices for the rest of the year remain at today’s level, the company estimates that its 2006 fuel costs (net of hedging and fuel savings initiatives) will be approximately $110 million higher than the prior year.

Depreciation and amortization is expected to be in the range of $420 to $425 million and net interest expense is expected to be in the range of $265 to $270 million.

Based upon the expectations and assumptions contained in this outlook section (including Pullmantur), management expects full year 2006 earnings per share to be $2.90 to $2.95.

Outlook - 2007

Looking into 2007, overall booking levels and ticket prices are in line with levels achieved at the same time last year. The beginning of the year is down slightly, with bookings beyond the first quarter more robust. While it is still too early to quantify projections for 2007, management is optimistic that the current demand environment will result in positive yield performance for the full year.

Fuel prices have recently come down, but remain volatile. If 2007 at-the-pump fuel prices remain at current levels, the company estimates that its 2007 fuel costs (net of hedging and fuel savings initiatives) will decrease approximately $35 million, despite a 5% growth in capacity. Additionally, we are currently 40% hedged for 2007, and a 10% change in the market price of fuel results in a $26 million change in our fuel costs after taking into account these existing hedges.

The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call can be listened to, either live or on a delayed basis, on the company’s investor relations web site at www.rclinvestor.com.

Terminology

Available Passenger Cruise Days (“APCD”)

APCDs are our measurement of capacity and represent double occupancy per cabin multiplied by the number of cruise days for the period.

Gross Yields

Gross Yields represent total revenues per APCD.

Net Yields

Net Yields represent Gross Yields less commissions, transportation and other expenses and onboard and other expenses per APCD. We utilize Net Yields to manage our business on a day-to-day basis and believe that it is the most relevant measure of our pricing performance because it reflects the cruise revenues earned by us net of our most significant variable costs. We have not provided a quantitative reconciliation of projected Gross Yields to projected Net Yields due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Gross Cruise Costs

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Net Cruise Costs

Net Cruise Costs represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Costs to be the most relevant indicator of our performance. We have not provided a quantitative reconciliation of projected Gross Cruise Costs to projected Net Cruise Costs due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Passenger Cruise Days

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

Occupancy

Occupancy, in accordance with cruise industry practice, is calculated by dividing Passenger Cruise Days by APCDs. A percentage of 100% or higher indicates that three or more passengers occupied some cabins.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International and Celebrity Cruises, with a combined total of 29 ships in service and six under construction. The company also offers unique land-tour vacations in Alaska, Canada and Europe through its cruise-tour division. Additional information can be found on www.royalcaribbean.com, www.celebrity.com or www.rclinvestor.com.

Certain statements in this news release are forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Such factors include general economic and business conditions, vacation industry competition, including cruise vacation industry competition, changes in vacation industry capacity, including over capacity in the cruise vacation industry, the impact of tax laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal shareholders, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

Financial Tables Follow

(####)

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2006	2005	2006	2005
Passenger ticket revenues	$ 1,211,758	$ 1,110,394	$ 3,006,928	$ 2,871,018
Onboard and other revenues	425,093	391,821	1,069,443	1,002,516
Total revenues	1,636,851	1,502,215	4,076,371	3,873,534
Cruise operating expenses				
Commissions, transportation and other	289,462	253,496	720,460	679,167
Onboard and other	123,167	113,230	267,945	254,373
Payroll and related	130,039	129,415	370,800	383,487
Food	74,606	70,779	205,898	203,563
Fuel	126,077	98,961	360,307	257,370
Other operating	200,815	178,751	573,863	512,449
Total cruise operating expenses	944,166	844,632	2,499,273	2,290,409
Marketing, selling and administrative expenses	163,745	156,107	518,681	466,599
Depreciation and amortization expenses	109,331	101,020	313,513	300,757
Operating Income	419,609	400,456	744,904	815,769
Other income (expense)				
Interest income	4,472	3,360	11,789	7,205
Interest expense, net of interest capitalized	(71,824)	(65,260)	(196,136)	(209,291)
Other (expense) income	(6,885)	36,155	26,742	53,386
	(74,237)	(25,745)	(157,605)	(148,700)
Income Before Cumulative Effect of a Change in Accounting Principle	345,372	374,711	587,299	667,069
Cumulative effect of a change in accounting principle	-	-	-	52,491
Net Income	$ 345,372	$ 374,711	$ 587,299	$ 719,560
Basic Earnings Per Share:				
Income before cumulative effect of a change in accounting principle	$ 1.66	$ 1.79	$ 2.79	$ 3.26
Cumulative effect of a change in accounting principle	$ -	$ -	$ -	$ 0.26
Net income	$ 1.66	$ 1.79	$ 2.79	$ 3.51
Diluted Earnings Per Share:				
Income before cumulative effect of a change in accounting principle	$ 1.63	$ 1.64	$ 2.70	$ 2.99
Cumulative effect of a change in accounting principle	$ -	$ -	$ -	$ 0.22
Net income	$ 1.63	$ 1.64	$ 2.70	$ 3.22
Weighted-Average Shares Outstanding:				
Basic	208,129	209,811	210,239	204,837
Diluted	213,526	236,038	224,078	236,075

STATISTICS

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2006	2005	2006	2005
Occupancy	109.6%	109.3%	107.3%	107.3%
Passenger Cruise Days	6,428,544	6,109,222	17,749,885	17,546,794

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Gross Yields and Net Yields were calculated as follows (in thousands, except APCD and Yields):

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2006	2005	2006	2005
Passenger ticket revenues	$ 1,211,758	$ 1,110,394	$ 3,006,928	$ 2,871,018
Onboard and other revenues	425,093	391,821	1,069,443	1,002,516
Total revenues	1,636,851	1,502,215	4,076,371	3,873,534
Less:				
Commissions, transportation and other	289,462	253,496	720,460	679,167
Onboard and other	123,167	113,230	267,945	254,373
Net revenues	$ 1,224,222	$ 1,135,489	$ 3,087,966	$ 2,939,994
APCD	5,865,782	5,588,596	16,543,430	16,347,308
Gross Yields	$ 279.05	$ 268.80	$ 246.40	$ 236.95
Net Yields	$ 208.71	$ 203.18	$ 186.66	$ 179.85

Gross Cruise Costs and Net Cruise Costs were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2006	2005	2006	2005
Total cruise operating expenses	$ 944,166	$ 844,632	$ 2,499,273	$ 2,290,409
Marketing, selling and administrative expenses	163,745	156,107	518,681	466,599
Gross Cruise Costs	1,107,911	1,000,739	3,017,954	2,757,008
Less:				
Commissions, transportation and other	289,462	253,496	720,460	679,167
Onboard and other	123,167	113,230	267,945	254,373
Net Cruise Costs	$ 695,282	$ 634,013	$ 2,029,549	$ 1,823,468
APCD	5,865,782	5,588,596	16,543,430	16,347,308
Gross Cruise Costs per APCD	$ 188.88	$ 179.07	$ 182.43	$ 168.65
Net Cruise Costs per APCD	$ 118.53	$ 113.45	$ 122.68	$ 111.55

Net Debt-to-Capital was calculated as follows (in thousands):

	As of September 30,	
	2006	2005
Long-term debt	$ 4,181,502	3,594,102
Current portion of long-term debt	268,638	559,285
Total long-term debt	4,450,140	4,153,387
Less: Cash and cash equivalents	220,538	189,206
Net Debt	$ 4,229,602	3,964,181
Total shareholders' equity	$ 6,043,134	5,571,139
Net Debt	4,229,602	3,964,181
Net Debt and Capital	$ 10,272,736	9,535,320
Net Debt-to-Capital	41.2%	41.6%